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               TRANSFER, DIVIDEND DISBURSING, SHAREHOLDER SERVICE
                            AND PLAN AGENCY AGREEMENT

     AGREEMENT dated as of March 10, 1998 between Boyar Value Fund, Inc. (the
"Fund"),   a  Maryland   corporation,   and  Countrywide  Fund  Services,   Inc.
("Countrywide"), an Ohio corporation.

     WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to employ the services of Countrywide to serve as its transfer, dividend disbursing, shareholder service and plan agent; and

     WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund and Countrywide agree as follows:

     1. APPOINTMENT.

          The Fund hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Fund. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2. DOCUMENTATION.

          The Fund will furnish from time to time the following documents:

     A. Each resolution of the Board of Directors of the Fund authorizing the original issue of its shares;

     B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

     C. A certified copy of each amendment to the Articles of Incorporation and the Bylaws of the Fund;

     D. Certified copies of each resolution of the Board of Directors authorizing officers to give instructions to Countrywide;

     E. Specimens of all new forms of share certificates accompanied by Board of Directors' resolutions approving such forms;



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     F.   Such other certificates,  documents or opinions which Countrywide may, in its discretion, deem necessary or appropriate in the proper performance of its duties;

     G.   Copies of all Investment Advisory Agreements in effect; and

     H. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Fund and for which Countrywide is to act as plan agent.

     3. COUNTRYWIDE TO RECORD SHARES.

          Countrywide shall record the issuance of shares of the Fund and maintain pursuant to applicable rules of the SEC a record of the total number of shares of the Fund which are authorized, issued and outstanding, based upon data provided to it by the Fund. Countrywide shall also provide the Fund on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, but shall have no obligation when recording the issuance of the Fund's shares, except as otherwise set forth herein, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Fund.

     4. COUNTRYWIDE TO VALIDATE TRANSFERS.

          Upon receipt of a proper request for transfer and upon surrender to Countrywide of certificates, if any, in proper form for transfer, Countrywide shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, Countrywide shall notify the Fund in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by Countrywide.

     5. SHARE CERTIFICATES.

          If the Fund authorizes the issuance of share certificates and an investor requests a share certificate, Countrywide will countersign and mail, by insured first class mail, a share certificate to the investor at his address as set forth on the transfer books of the Fund, subject to any other instructions for delivery of certificates representing newly purchased shares and subject to the limitation that no certificates representing newly purchased shares shall be mailed to the investor until the cash purchase price of such shares has been collected and credited to the account of the Fund maintained by the Custodian. The Fund shall supply Countrywide with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of Countrywide. Such blank share certificates shall be properly signed, manually or, if authorized by the Fund, by facsimile; and notwithstanding the death, resignation or removal of any officers of the Fund authorized to sign share certificates, Countrywide may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Fund. In case of the alleged loss or destruction of any share certificate, no new certificates shall be issued in lieu thereof, unless there shall first be furnished an appropriate bond satisfactory to Countrywide and the Fund, and issued by a surety company satisfactory to Countrywide and the Fund.

     6. RECEIPT OF FUNDS.

          Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Fund, Countrywide shall stamp the check or instrument with the date of receipt, determine the amount thereof due the Fund and shall forthwith process the same for collection. Upon receipt of notification of receipt of funds eligible for share purchases in accordance with the Fund's then current prospectus and statement of additional information, Countrywide shall notify the Fund, at the close of each business day, in writing of the amount of said funds credited to the Fund and deposited in its account with the Custodian.

     7. PURCHASE ORDERS.

          Upon receipt of an order for the purchase of shares of the Fund, accompanied by sufficient information to enable Countrywide to establish a shareholder account, Countrywide shall, as of the next determination of net asset value after receipt of such order in accordance with the Fund's then current prospectus and statement of additional information, compute the number of shares due to the shareholder, credit the share account of the shareholder, subject to collection of the funds, with the number of shares so purchased, shall notify the Fund in writing or by computer report at the close of each business day of such transactions and shall mail to the shareholder and/or dealer of record a notice of such credit when requested to do so by the Fund.

     8. RETURNED CHECKS.

     A. In the event that Countrywide is notified by the Fund's Custodian that any check or other order for the payment of money is returned unpaid for any reason, Countrywide will:

     B. Give prompt notification to the Fund of the non-payment of said check;

     C. In the absence of other instructions from the Fund, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Fund and to request the Fund's Custodian to forward such returned check to the person who originally submitted the check; and

     D. Notify the Fund of such actions and correct the Fund's records maintained by Countrywide pursuant to this Agreement.

     9. DIVIDENDS AND DISTRIBUTIONS.

          The Fund shall furnish Countrywide with appropriate evidence of Directors action authorizing the declaration of dividends and other distributions. Countrywide shall establish procedures in accordance with the Fund's then current prospectus and statement of additional information and with other authorized actions of the Fund's Board of Directors under which it will have available from the Custodian or the Fund any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, Countrywide shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Fund's then current prospectus and statement of additional information. If a shareholder has elected to receive dividends or other distributions in cash, then Countrywide shall disburse dividends to shareholders of record in accordance with the Fund's then current prospectus and statement of additional information. Countrywide shall, on or before the mailing date of such checks, notify the Fund and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Fund shall instruct the Custodian to make available sufficient funds therefor in the appropriate account of the Fund. Countrywide shall mail to the shareholders periodic statements, as requested by the Fund, showing the number of full and fractional shares and the net asset value per share of shares so credited. When requested by the Fund, Countrywide shall prepare and file with the Internal Revenue Service, and when required, shall address and mail to shareholders, such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations.

     10. UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION PROCEEDS.

          Countrywide shall, at least annually, furnish in writing to the Fund the names and addresses, as shown in the shareholder accounts maintained by Countrywide, of all shareholders for which there are, as of the end of the calendar year, dividends, distributions or redemption proceeds for which checks or share certificates mailed in payment of distributions have been returned. Countrywide shall use its best efforts to contact the shareholders affected and to follow any other written instructions received from the Fund concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds.

     11. REDEMPTIONS AND EXCHANGES.

     A. Countrywide shall process, in accordance with the Fund's then current prospectus and statement of additional information, each order for the redemption of shares accepted by Countrywide. Upon its approval of such redemption transactions, Countrywide, if requested by the Fund, shall mail to the shareholder and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For each such redemption, Countrywide shall either: (a) prepare checks in the appropriate amounts for approval and verification by the Fund and signature by an authorized officer of Countrywide and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire System or by bank wire, cause such proceeds to be wired in federal funds to the bank account designated by the shareholder, or (c) effectuate such other redemption procedures which are authorized by the Fund's Board of Directors or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Fund and accepted by Countrywide. If Countrywide or the Fund determines that a request for redemption does not comply with the requirements for redemptions, Countrywide shall promptly notify the shareholder indicating the reason therefor.

     B. If shares of the Fund are eligible for exchange with shares of any other investment company, Countrywide, in accordance with the then current prospectus and statement of additional information and exchange rules of the Fund and such other investment company, or such other investment company's transfer agent, shall review and approve all exchange requests and shall, on behalf of the Fund's shareholders, process such approved exchange requests.

     C. Countrywide shall notify the Fund and the Custodian on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph 11, and, on the basis of such notice, the Fund shall instruct the Custodian to make available from time to time sufficient funds therefor in the appropriate account of the Fund. Procedures for effecting redemption orders accepted from shareholders or dealers of record by telephone or other methods shall be established by mutual agreement between Countrywide and the Fund consistent with the Fund's then current prospectus and statement of additional information.

     D. The authority of Countrywide to perform its responsibilities under Paragraph 7, Paragraph 9, and this Paragraph 11 shall be suspended with respect to the Fund upon receipt of notification by it of the suspension of the determination of the Fund's net asset value.

     12. AUTOMATIC WITHDRAWAL PLANS.

          Countrywide will process automatic withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Fund. Payments upon such withdrawal order shall be made by Countrywide from the appropriate account maintained by the Fund with the Custodian on approximately the last business day of each month in which a payment has been requested, and Countrywide will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Fund. From time to time on new automatic withdrawal plans a check for a payment date already past may be issued upon request by the shareholder.

     13. WIRE-ORDER PURCHASES.

          Countrywide will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by the close of business on the business day following receipt of such orders by
Countrywide. Upon receipt of any check drawn or endorsed to the Fund (or Countrywide, as agent) or otherwise identified as being payment of an outstanding wire-order, Countrywide will stamp said check with the date of its receipt and deposit the amount represented by such check to Countrywide's deposit accounts maintained with the Custodian. Countrywide will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Fund's account with the Custodian and will notify the Fund before noon of each business day of the total amount deposited in the Fund's deposit accounts, and in the event that payment for a purchase order is not received by Countrywide or the Custodian on the tenth business day following receipt of the order, prepare an NASD "notice of failure of dealer to make payment."

     14. OTHER PLANS.

          Countrywide will process such accumulation plans, group programs and other plans or programs for investing in shares of the Fund as are now provided for in the Fund's current prospectus and statement of additional information and will act as plan agent for shareholders pursuant to the terms of such plans and programs duly executed by such shareholders.

     15. RECORDKEEPING AND OTHER INFORMATION.

          Countrywide shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Fund. All such records shall be the property of the Fund at all times and shall be available for inspection and use by the Fund. Where applicable, such records shall be maintained by Countrywide for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Fund. Countrywide shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Fund, any person retained by the Fund, or any regulatory agency having authority over the Fund.

     16. SHAREHOLDER RECORDS.

          Countrywide shall maintain records for each shareholder account showing the following:

     A. Names, addresses and tax identifying numbers;

     B. Name of the dealer of record, if any;

     C. Number of shares held of each series;

     D. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

     E.   Information   with  respect  to  the  source  of  all   dividends  and
distributions allocated among income, realized short-term gains and realized long-term gains;

     F. Any instructions from a shareholder including all forms furnished by the Fund and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

     G.  Any   correspondence   relating  to  the  current   maintenance   of  a
shareholder's account;

     H. Certificate numbers and denominations for any shareholder holding certificates;

     I. Any stop or restraining order placed against a shareholder's account;

     J. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

     K. Any information required in order for Countrywide to perform the calculations contemplated under this Agreement.

     17. TAX RETURNS AND REPORTS.

          Countrywide will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies and, if required, mail to shareholders of the Fund such returns for reporting dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

     18. OTHER INFORMATION TO THE FUND.

          Subject to such instructions, verification and approval of the Custodian and the Fund as shall be required by any agreement or applicable law, Countrywide will also maintain such records as shall be necessary to furnish to the Fund the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations and checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements.

     19. ACCESS TO SHAREHOLDER INFORMATION.

          Upon request, Countrywide shall arrange for the Fund's investment adviser to have direct access to shareholder information contained in Countrywide's computer system, including account balances, performance information and such other information which is available to Countrywide with respect to shareholder accounts.

     20. COOPERATION WITH ACCOUNTANTS.

          Countrywide  shall  cooperate  with  the  Fund's   independent  public
accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Fund.

     21. SHAREHOLDER SERVICE AND CORRESPONDENCE.

          Countrywide will provide and maintain adequate personnel, records and equipment to receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Fund shareholders. Countrywide will answer written correspondence from shareholders relating to their share accounts and such other written or oral inquiries as may from time to time be mutually agreed upon, and Countrywide will notify the Fund of any correspondence or inquiries which may require an answer from the Fund.

     22. PROXIES.

          Countrywide shall assist the Fund in the mailing of proxy cards and other material in connection with shareholder meetings of the Fund, shall receive, examine and tabulate returned proxies and shall, if requested by the Fund, provide at least one inspector of election to attend and participate as required by law in shareholder meetings of the Fund.

     23. FURTHER ACTIONS.

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     24. COMPENSATION.

          For the performance of Countrywide's obligations under this Agreement, the Fund shall pay Countrywide, on the first business day following the end of each month, a monthly fee in accordance with the schedule attached hereto as Schedule A. The Fund shall promptly reimburse Countrywide for any out-of-pocket expenses and advances which are to be paid by the Fund in accordance with Paragraph 25.

     25. EXPENSES.

          Countrywide shall furnish, at its expense and without cost to the Fund
(i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) use of data processing equipment. All costs and expenses not expressly assumed by Countrywide under this Paragraph 25 shall be paid by the Fund, including, but not limited to, costs and expenses of officers and employees of Countrywide in attending meetings of the Board of Directors and shareholders of the Fund, as well as costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside pricing services, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on Countrywide for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to Countrywide three business days prior to the mailing date of such materials.

     26. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Fund which services could cause Countrywide to be deemed an "investment adviser" of the Fund within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Fund's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Fund assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     27. REFERENCES TO COUNTRYWIDE.

          The Fund shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Fund will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

     28. EQUIPMENT FAILURES.

          Countrywide shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Countrywide shall have no liability with respect to equipment failures beyond its control.


     29. INDEMNIFICATION OF COUNTRYWIDE.

         A. Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Fund in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          B. Any person, even though also a director, officer, employee, shareholder or agent of Countrywide, or any of its affiliates, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely as an officer, director, employee or agent of the Fund and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of these entities.

          C. The Fund shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and
affiliates  from  and  against  any  and  all  claims,  demands,   expenses  and
liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Fund or upon the opinion of legal counsel for the Fund or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

     30. INDEMNIFICATION OF THE FUND.

          Notwithstanding any other provision of this Agreement, Countrywide shall indemnify and hold harmless the Fund, its directors, officers, employees, shareholders, agents, control persons and affiliates, from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Fund may sustain or incur or which may be asserted against the Fund by any person by reason of, or as a result of, Countrywide's gross negligence, willful misconduct, bad faith, or reckless disregard of its duties hereunder.

     31. TERMINATION

     A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved

(1) by Countrywide, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Fund's directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Fund's Board of Directors or a majority of the Fund's outstanding voting securities.

     B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Fund shall pay to Countrywide such compensation as may be due as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date.

     C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this
Agreement  is  designated  by  the  Fund  by  written  notice  to   Countrywide,
Countrywide shall, promptly upon such termination and at the expense of the Fund, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including providing for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

     32. SERVICES FOR OTHERS.

          Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

     33. SEVERABILITY.

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     34. QUESTIONS OF INTERPRETATION.

          This Agreement shall be governed by the substantive laws of the State of New York without regard to its conflict of law provisions. Any disputes arising out of this Agreement shall be adjudicated solely in the courts of the State of New York or the federal court for the Southern District of New York (in either case only within New York County, New York). The parties each agree to personal jurisdiction and venue solely within New York County, New York, waive any objections to personal jurisdiction and venue in New York County, New York, and agree not to seek personal jurisdiction and venue in any other location. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts located in New York County, New York or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     35. NOTICES.

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

         To the Fund:               Boyar Value Fund, Inc.
                                    590 Madison Avenue
                                    New York, New York 10022
                                    Attention: Jay R. Petschek

         To Countrywide:            Countrywide Fund Services, Inc.
                                    312 Walnut Street, 21st Floor
                                    Cincinnati, Ohio 45202
                                    Attention: Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 35. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     36. CONFIDENTIALITY.

     A. All information furnished to Countrywide or its representatives by the Fund, including without limitation all names, addresses, telephone numbers and other information of customers and prospective customers, and whether furnished before or after the date hereof (the "Information"), will be kept confidential by Countrywide and/or its representatives, and will not, except to the extent necessary in order to carry out

Countrywide's responsibilities and obligations under this Agreement, be disclosed by Countrywide or any of its representatives and will not be used by Countrywide or any of its representatives for any purpose other than fulfilling Countrywide's responsibilities and obligations under this Agreement. The term "representatives" as used herein shall include Countrywide's affiliates, and Countrywide and its affiliates' respective officers, directors, employees, agents, and controlling persons. Countrywide acknowledges and agrees that any information supplied to Countrywide by a customer or potential customer of the Fund as a result of discussions, solicitations, or communications between the Fund and said customer or potential customer shall constitute "Information" for the purposes hereof. Countrywide shall be permitted to transmit the Information only to those of its representatives who need to know the Information for the purpose of assisting Countrywide in fulfilling its responsibilities and obligations under this Agreement, who are informed by Countrywide of the confidential nature of the Information and who have agreed in writing to keep the Information confidential on the same terms as if such representatives were signatories hereto. Copies of all agreements by which Countrywide's representatives have agreed to keep the Information confidential shall be delivered by Countrywide to the Fund promptly after execution thereof. In any event Countrywide shall be responsible for the breach of this Agreement by its representatives.

     B. In the event that Countrywide or its representatives is requested or becomes legally compelled to disclose any of the Information, said party agrees to provide the Fund with prompt written notice, but in any event within 3 business days, so that the Fund may seek (with Countrywide's and/or its representatives' cooperation, if so requested by the Fund) a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or that the Fund waives compliance with these confidentiality provisions, Countrywide and its representatives agree to furnish only that portion of the Information which in the reasonable opinion of its counsel is legally required and will use its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     C. The term  "Information"  as used herein shall not include  matters which
(i) are or become generally available to the public other than as a result of a disclosure by Countrywide or its representatives, or (ii) were know to Countrywide on a non-confidential basis prior to its disclosure to Countrywide by the Fund.

     D. The Fund shall be entitled to injunctive relief to prevent breaches of Countrywide's confidentiality obligations hereunder and to specifically enforce the terms hereof in addition to any other remedy to which the Fund may be entitled at law or in equity.

     E. The confidentiality provisions of this Agreement shall survive the termination of this Agreement.

     37. AMENDMENT.

          This Agreement may not be amended or modified except by a written agreement executed by both parties.

     38. BINDING EFFECT.

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     39. COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     40. FORCE MAJEURE.

          If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     41. MISCELLANEOUS.

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      BOYAR VALUE FUND, INC.

                                      By: /s/ Jay Petschek
                                      Its: President

                                      COUNTRYWIDE FUND SERVICES, INC.

                                      By:/s/ Robert A. Dorsey
                                      Its: President

                                                                      Schedule A
                                                                      ----------

                                  COMPENSATION
                                  ------------

Services                                                       FEE
--------                                                       ---
                                                           (Per Account)
As Transfer, Dividend Disbursing,
Shareholder Service and Plan Agent:

Boyar Value Fund, Inc.                                     Payable monthly at
                                                           rate of $18.00/year

The Fund will be subject to a minimum charge of $1,200 per month.